                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): August 1, 1996



                         ATLANTIC BEVERAGE COMPANY, INC.
                  (Exact name of registrant as specified in its
                                    charter)


               Delaware                                0-22614                              36-3761400
   (State or other jurisdiction of            (Commission File Number)          (I.R.S. Employer Identification No.)
    incorporation or organization)


                            1587 Sulphur Spring Road
                               Baltimore, Maryland
                    (Address of principal executive offices)

                                      21227
                                   (Zip Code)

                                 (410) 247-5857
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)



                           Exhibit Index is on page 6.

                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS

GENERALLY

         In August of 1996, Atlantic Beverage Company, Inc. (the "Company") and a newly-formed, wholly-owned subsidiary of the Company acquired certain of the assets of Richards Cajun Country Food Processors ("Richards"). Richards, based in Churchpoint, Louisiana, is engaged in the manufacturing, marketing and distribution of Cajun-style processed meat and specialty food products.

THE RICHARDS ACQUISITION

         Under the terms of the Asset Purchase Agreement executed on August 1, 1996, among Richards Cajun Foods Corp. ("Cajun Foods"), the Company, as the capital stock owner of Cajun Foods and J.L. Richard, the Company acquired all of the outstanding capital stock of Richards. The purchase price for these assets was approximately $3.4 million, which included cash paid at closing in the amount of $2.5 million and a subordinated promissory note in the amount of $0.85 million. In connection with these transactions and the financing thereof, the Company incurred transaction costs of approximately $0.3 million, which will be reflected as an asset on the Company's balance sheet.

FUNDING OF THE ACQUISITION

         In funding the $2.5 million cash portion of the Richards transaction, the Company used approximately $0.8 million of existing cash balances and approximately $0.3 million of additional borrowings under a prior term loan and revolving line of credit agreement with the LaSalle National Bank, as well as obtained additional term debt from LaSalle National Bank in the amount of $1.4 million.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements

                           The following financial statements are being filed as
part of this report:

                           (i)      Financial Statement of Business Acquired:

                                    (A)     Audited Year-End Financial
                                            Statements:

                                            Report of Independent Public
                                            Accountants

                                            Balance Sheets--as of December 31,
                                            1994 and 1995

                                            Statements of Income--for the years
                                            ended December 31, 1993, 1994 and
                                            1995

                                            Statements of Changes in Owner's
                                            Capital--for the years ended
                                            December 31, 1993, 1994 and 1995

                                            Statements of Cash Flows--for the
                                            years ended December 31, 1993, 1994
                                            and 1995

                                            Notes to Financial Statements
                                            December 31, 1994 and 1995

                                    (B)     Unaudited Interim Financial
                                            Statements:

                                            Balance Sheets--as of March 31, 1996

                                            Statements of Income--for the years
                                            ended March 31, 1995 and 1996

                                            Statements of Cash Flows--for the
                                            years ended March 31, 1995 and 1996

                                            Notes to Financial Statements March
                                            31, 1995 and 1996

                           (ii)     Financial Statements of Acquiring Business

                                            Pro Forma Consolidated Financial
                                            Data

                                            Atlantic Beverage Company, Inc. Pro
                                            Forma Consolidating Balance Sheets
                                            as of March 31, 1996 (Unaudited)

                                            Atlantic Beverage Company, Inc. Pro
                                            Forma Consolidated Statement of
                                            Operations for the Year Ended
                                            December 31, 1995 (Unaudited)

                                            Atlantic Beverage Company, Inc. Pro
                                            Forma Consolidated Statement of
                                            Operations for the Quarter Ended
                                            March 31, 1996(Unaudited)

                  (b)      Exhibits

                           The following Exhibits are filed herewith

                           Number           Title

                           2.08 Asset Purchase Agreement dated August 1, 1996 among Cajun Foods, as Purchaser, the Company, as owner of the capital stock of Cajun Foods, and J.L. Richard, as Seller.

                           2.09 First Amendment to Loan and Security Agreement dated as of August 1, 1996 among the Company, Carlton Foods Corp. and Prefco Corp., as
                                            Borrowers, and LaSalle National
                                            Bank, as the Lender.

                           2.10 Warranty Bill of Sale and Assignment dated August 1, 1996 among J.L. Richard and Donna Marie Richard, as Seller, and Cajun Foods as,
                                            Purchaser.

                           2.11 Authorization of Inspection dated August 1, 1996 among J.L. Richard and the Company.

                           2.12 Assignment dated August 1, 1996 among J.L. Richard, as Assignor, and Cajun Foods, as Assignee.

                           2.13 Assignment dated August 1, 1996 among Donna Marie Richard, as
                                            Assignor, and Cajun Foods, as
                                            Assignee.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               ATLANTIC BEVERAGE COMPANY, INC.


Dated:  August 12, 1996        By:        /s/ Merrick M. Elfman
                                     --------------------------
                                     Merrick M. Elfman, Chairman of the Board

                   INDEX TO FINANCIAL STATEMENTS AND EXHIBITS


                         FINANCIAL STATEMENT DESCRIPTION


                                                                                                           PAGE

                Financial Statement of Business Acquired:

                    (A) Audited Year-End Financial Statements:
                        Report of Independent Public Accountants                                               F-1
                        Balance Sheets--as of December 31, 1994 and 1995                                       F-2
                        Statements of Income--for the years ended December 31, 1993, 1994
                            and 1995                                                                           F-3
                        Statements of Changes in Owner's Capital--for the years ended
                            December 31, 1993, 1994 and 1995                                                   F-4
                        Statements of Cash Flows--for the years ended December 31, 1993,
                            1994 and 1995                                                                      F-5
                        Notes to Financial Statements December 31, 1994 and 1995                               F-6
                    (B) Unaudited Interim Financial Statements:
                        Balance Sheets--as of March 31, 1996                                                   F-8
                        Statements of Income--for the years ended March 31, 1995
                        and 1996                                                                               F-9
                        Statements of Cash Flows--for the years ended March 31,
                        1995 and 1996                                                                         F-10
                        Notes to Financial Statements March 31, 1995 and 1996                                 F-11

                Financial Statements of Acquiring Business

                    Pro Forma Consolidated Financial Data                                                     F-13
                    Atlantic Beverage Company, Inc. Pro Forma Consolidating Balance Sheets
                        as of March 31, 1996 (Unaudited)                                                      F-14
                    Atlantic Beverage Company, Inc. Pro Forma Consolidated Statement of
                        Operations for the Year Ended December 31, 1995 (Unaudited)                           F-16
                    Atlantic Beverage Company, Inc. Pro Forma Consolidated Statement of Operations
                        for the Quarter Ended March 31, 1996 (Unaudited)                                      F-17


   EXHIBIT
    NUMBER                                         EXHIBIT DESCRIPTION                                     PAGE
    2.08        Asset Purchase Agreement dated August 1, 1996 among Cajun Foods, as Purchaser, the
                Company, as owner of the capital stock of Cajun Foods, and J.L. Richard, as Seller.              7

    2.09        First Amendment to Loan and Security Agreement dated as of August 1, 1996 among the
                Company, Carlton Foods Corp. and Prefco Corp., as Borrowers, and LaSalle National Bank,
                as the Lender.                                                                                  55

    2.10        Warranty Bill of Sale and Assignment dated August 1, 1996 among J.L. Richard and Donna
                Marie Richard, as Seller, and Cajun Foods, as Purchaser.                                        90

    2.11        Authorization of Inspection dated August 1, 1996 among J.L. Richard and the Company.
                                                                                                                95
    2.12        Assignment dated August 1, 1996 among J.L. Richard, as Assignor, and Cajun Foods, as
                Assignee.                                                                                       96

    2.13        Assignment dated August 1, 1996 among Donna Marie Richard, as Assignor, and Cajun Foods,
                as Assignee.                                                                                    99

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Owner of
Richard's Cajun Country Food Processors:

We have audited the accompanying balance sheets of Richard's Cajun Country Food Processors (a Louisiana sole proprietorship) as of December 31, 1994 and 1995, and the related statements of income, changes in owner's capital and cash flows for the years ended December 31, 1993, 1994 and 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Richard's Cajun Country Food Processors as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years ended December 31, 1993, 1994 and 1995, in conformity with generally accepted accounting principles.




                                                Arthur Andersen LLP

Baltimore, Maryland,
May 17, 1996 (except with respect to
                 the matter discussed in
                 Note 5, as to which the
                 date is August 1, 1996)

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                                 BALANCE SHEETS

                        AS OF DECEMBER 31, 1994 AND 1995





                                                                                        1994              1995
                                                                                  ---------------   ----------

                                     ASSETS

CURRENT ASSETS:
    Cash (Note 4)                                                                 $      543,474    $      323,856
    Accounts receivable                                                                  114,373           110,860
    Inventory (Notes 1 and 2)                                                             48,968            62,620
                                                                                  --------------    --------------

          Total current assets                                                           706,815           497,336

PROPERTY, PLANT AND EQUIPMENT, net (Notes 1 and 2)                                       327,682           304,173
                                                                                  --------------    --------------

          Total Assets                                                            $    1,034,497    $      801,509
                                                                                  ==============    ==============

                        LIABILITIES AND OWNER'S CAPITAL


CURRENT LIABILITIES:
    Accounts payable                                                              $        8,653    $       32,727
    Accrued expenses                                                                      12,304            12,070
                                                                                  --------------    --------------

          Total Liabilities                                                               20,957            44,797

OWNER'S CAPITAL                                                                        1,013,540           756,712
                                                                                  --------------    --------------

          Total Liabilities and Owner's Capital                                   $    1,034,497    $      801,509
                                                                                  ==============    ==============




      The accompanying notes are an integral part of these balance sheets.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                              STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995





                                                                      1993             1994               1995
                                                                ---------------   ---------------   ----------

NET SALES (Note 1)                                              $    3,235,228    $    3,330,016    $    3,377,076

COST OF GOODS SOLD, exclusive of depreciation
    shown below                                                      2,255,561         2,130,259         2,240,328
                                                                --------------    --------------    --------------

          Gross profit                                                 979,667         1,199,757         1,136,748
                                                                --------------    --------------    --------------

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES:
    Salaries and benefits                                              162,412           161,388           155,698
    Other operating expenses                                           100,154           125,002           123,021
    Depreciation (Notes 1 and 2)                                        89,294            70,367            60,797
                                                                --------------    --------------    --------------

          Total selling, general and administrative
              expenses                                                 351,860           356,757           339,516
                                                                --------------    --------------    --------------

    Income from operations                                             627,807           843,000           797,232

INTEREST INCOME                                                          7,669             9,217            10,462
                                                                --------------    --------------    --------------

NET INCOME                                                      $      635,476    $      852,217    $      807,694
                                                                ==============    ==============    ==============




        The accompanying notes are an integral part of these statements.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                    STATEMENTS OF CHANGES IN OWNER'S CAPITAL

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

BALANCE, December 31, 1992                                                                        $      770,304

    Net income                                                                                           635,476

    Distributions to owner                                                                              (600,736)
                                                                                                  --------------

BALANCE, December 31, 1993                                                                               805,044

    Net income                                                                                           852,217

    Distributions to owner                                                                              (643,721)
                                                                                                  --------------

BALANCE, December 31, 1994                                                                             1,013,540

    Net income                                                                                           807,694

    Distributions to owner                                                                            (1,064,522)
                                                                                                  --------------

BALANCE, December 31, 1995                                                                        $      756,712
                                                                                                  ==============




        The accompanying notes are an integral part of these statements.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                            STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995




                                                                             1993              1994              1995
                                                                       ---------------   ---------------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                         $      635,476    $      852,217    $      807,694
    Adjustments to reconcile net income to cash
       flows provided by operating activities-
          Depreciation                                                         89,294            70,367            60,797
          (Increase) decrease in accounts receivable                          (22,470)            4,384             3,513
          (Increase) decrease in inventory                                     (8,048)            4,359           (13,652)
          (Decrease) increase in accounts payable                              (7,071)           (3,056)           24,074
          Increase (decrease) in accrued expenses                               3,103            (2,718)             (234)
                                                                       --------------    --------------    --------------

              Net cash flows provided by operating activities                 690,284           925,553           882,192
                                                                       --------------    --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment                                                    (85,308)          (15,393)          (37,288)
                                                                       --------------    --------------    --------------

              Net cash flows used in investing activities                     (85,308)          (15,393)          (37,288)
                                                                       --------------    --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to owner                                                   (600,736)         (643,721)       (1,064,522)
                                                                       --------------    --------------    --------------

              Net cash used in financing activities                          (600,736)         (643,721)       (1,064,522)
                                                                       --------------    --------------    --------------

NET INCREASE (DECREASE) IN CASH AND CASH
    EQUIVALENTS                                                                 4,240           266,439          (219,618)

CASH, beginning of period                                                     272,795           277,035           543,474
                                                                       --------------    --------------    --------------

CASH, end of period                                                    $      277,035    $      543,474    $      323,856
                                                                       ==============    ==============    ==============


        The accompanying notes are an integral part of these statements.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995



1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements present the accounts of Richard's Cajun Country Food Processors ("Richard's" or "the Company"), a wholesale processor and distributor of meat products, primarily in Louisiana and the surrounding area.

Revenue Recognition

The Company records sales when product is delivered to the customers.

Inventory

Inventory is stated at the lower of cost or market and is comprised primarily of packaged meat products, raw materials to be processed and packaging supplies. Cost is determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, Plant and Equipment consists of land, buildings and building improvements, office and warehouse equipment and delivery vehicles and is stated at cost. Depreciation on buildings and building improvements is provided for on the straight-line method over 15 to 31.5 years. Depreciation on office and warehouse equipment and delivery vehicles is provided for on the double declining balance method over five year and seven year estimated useful lives of the assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

Income Taxes

Richard's is a sole proprietorship and, as such, Richard's taxable income or loss for the periods was included in the individual income tax returns of its owner for federal and state income tax purposes. As a result, no provision for income taxes has been included in the accompanying statements of income.

2.      INVENTORY:

Inventories consisted of the following as of December 31:


                                                                                    1994               1995
                                                                              ----------------   ----------
        Raw materials                                                         $       18,389     $       30,022

        Finished products                                                             12,676             12,290

        Supplies                                                                      17,903             20,308
                                                                              --------------     --------------

             Total                                                            $       48,968     $       62,620

                                                                              ==============     ==============

3.     PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following as of December 31:



                                                                                    1994               1995
                                                                              ----------------   ---------------



        Land                                                                  $       16,000     $       16,000

        Buildings and improvements                                                   346,683            347,017

        Furniture and equipment                                                      427,629            462,719

        Vehicles                                                                     143,967            145,831
                                                                              --------------     --------------

                                                                                     934,279            971,567

        Less - Accumulated depreciation                                             (606,597)          (667,394)
                                                                              --------------     --------------

        Property, plant and equipment, net                                    $      327,682     $      304,173
                                                                              ==============     ==============

4.     LETTER OF CREDIT:

Richard's maintains a standby letter of credit for one of its suppliers to provide collateral for inventory purchases. As of December 31, 1995, total funds committed for this letter of credit amounted to $20,000. No funds were drawn down at December 31, 1995, on this letter of credit.

5.     SUBSEQUENT EVENT:

On August 1, 1996, substantially all of the assets and liabilities of Richard's were acquired by a wholly-owned subsidiary of Atlantic Beverage Company, Inc. As a result, a new basis of accounting was established. In connection with this acquisition, the sole owner of Richard's (the Seller) has entered into a 3-year employment agreement for $50,000 per year. The Seller will be primarily responsible for sales and marketing of the operations. The accompanying statements of income do not include compensation expense of the owner.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                                  BALANCE SHEET

                              AS OF MARCH 31, 1996
                                   (Unaudited)





                                                     ASSETS

CURRENT ASSETS:
    Cash                                                                                          $      398,711
    Accounts receivable                                                                                   97,623
    Inventory                                                                                            112,235
    Prepaids                                                                                              12,460
                                                                                                  --------------

          Total current assets                                                                           621,029

PROPERTY, PLANT AND EQUIPMENT, net                                                                       300,008
                                                                                                  --------------

          Total Assets                                                                            $      921,037
                                                                                                  ==============

                                         LIABILITIES AND OWNER'S CAPITAL


CURRENT LIABILITIES:
    Accounts payable                                                                                       9,897
    Accrued expenses                                                                                      12,633
                                                                                                  --------------

          Total Liabilities                                                                               22,530

OWNER'S CAPITAL                                                                                          898,507

          Total Liabilities and Owner's Capital                                                   $      921,037
                                                                                                  ==============




       The accompanying notes are an integral part of this balance sheet.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                              STATEMENTS OF INCOME

               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                   (Unaudited)





                                                                                        1995             1996
                                                                                --------------    --------------
NET SALES                                                                       $      838,476    $      909,177

COST OF GOODS SOLD, exclusive of depreciation
    shown below                                                                        551,712           553,885
                                                                                --------------    --------------

          Gross profit                                                                 286,764           355,292
                                                                                --------------    --------------

SELLING, GENERAL AND ADMINISTRATIVE
    EXPENSES:
    Salaries                                                                            42,645            40,501
    Other operating expenses                                                            29,142            25,365
    Depreciation                                                                        10,095             9,900
                                                                                --------------    --------------

          Total selling, general and administrative
              expenses                                                                  81,882            75,766
                                                                                --------------    --------------

    Income from operations                                                             204,882           279,526

INTEREST INCOME                                                                          3,263             2,405
                                                                                --------------    --------------


NET INCOME                                                                      $      208,145    $      281,931
                                                                                ==============    ==============





        The accompanying notes are an integral part of these statements.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                            STATEMENTS OF CASH FLOWS

               FOR THE THREE MONTHS ENDED MARCH 31, 1995 AND 1996
                                   (Unaudited)




                                                                                        1995             1996
                                                                                -------------    ---------------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                  $      208,145    $      281,931
    Adjustments to reconcile net income to cash
       flows provided by operating activities-
          Depreciation                                                                  10,095             9,900
          Decrease in accounts receivable, net                                          17,091            13,237
          Decrease (increase) in inventory                                              22,215           (49,615)
          Increase in prepaids                                                         (12,526)          (12,460)
          Increase (decrease) in accounts payable                                        2,706           (22,830)
          Increase in accrued expenses                                                     786               563
                                                                                --------------    --------------

              Net cash flows provided by operating activities                          248,512           220,726
                                                                                --------------    --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of equipment                                                               (3,066)           (5,735)
                                                                                --------------    --------------

              Net cash flows used in investing activities                               (3,066)           (5,735)
                                                                                --------------    --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions to owner                                                            (196,600)         (140,136)
                                                                                --------------    --------------

              Net cash flows used in financing activities                             (196,600)         (140,136)
                                                                                --------------    --------------

NET INCREASE IN CASH AND CASH EQUIVALENTS                                               48,846            74,855

CASH, beginning of period                                                              543,474           323,856
                                                                                --------------    --------------

CASH, end of period                                                             $      592,320    $      398,711
                                                                                ==============    ==============





        The accompanying notes are an integral part of these statements.

                     RICHARD'S CAJUN COUNTRY FOOD PROCESSORS


                          NOTES TO FINANCIAL STATEMENTS

                             MARCH 31, 1995 AND 1996



1.     ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The accompanying financial statements present the accounts of Richard's Cajun Country Food Processors ("Richard's" or "the Company"), a wholesale processor and distributor of meat products, primarily in Louisiana and the surrounding area.

Revenue Recognition

The Company records sales when product is delivered to the customers.

Inventory

Inventory is stated at the lower of cost or market and is comprised primarily of packaged meat products, raw materials to be processed and packaging supplies. Cost is determined using the first-in, first-out (FIFO) method.

Property, Plant and Equipment

Property, Plant and Equipment consists of land, buildings and building improvements, office and warehouse equipment and delivery vehicles and is stated at cost. Depreciation on buildings and building improvements is provided for on the straight-line method over 15 to 31.5 years. Depreciation on office and warehouse equipment and delivery vehicles is provided for on the double declining balance method over five year and seven year estimated useful lives of the assets.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, gains and losses during the reporting periods. Actual results could differ from these estimates.

Income Taxes

Richard's is a sole proprietorship and, as such, Richard's taxable income or loss for the periods was included in the individual income tax returns of its owner for federal and state income tax purposes. As a result, no provision for income taxes has been included in the accompanying statements of income.

2.      INVENTORY:

Inventories consisted of the following as of December 31, 1995, and March 31, 1996:


                                                                                December 31,        March 31,
                                                                                   1995               1996
                                                                                                   (Unaudited)

        Raw materials                                                         $       30,022     $       53,873

        Finished products                                                             12,290             22,447

        Supplies                                                                      20,308             35,915
                                                                              --------------     --------------

            Total                                                             $       62,620     $      112,235
                                                                              ==============     ==============


3.     PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment consisted of the following as of December 31, 1995, and March 31, 1996:


                                                                                December 31,        March 31,
                                                                                   1995               1996
                                                                                                      (Unaudited)
        Land                                                                  $       16,000     $       16,000

        Buildings and improvements                                                   347,017            347,017

        Furniture and equipment                                                      462,719            468,454

        Vehicles                                                                     145,831            155,809
                                                                              --------------     --------------

                                                                                     971,567            987,280

        Less - Accumulated depreciation                                             (667,394)          (687,272)
                                                                              --------------     --------------

        Property, plant and equipment, net                                    $      304,173     $      300,008

                                                                              ==============     ==============

4.     LETTER OF CREDIT:

Richard's maintains a standby letter of credit for one of its suppliers to provide collateral for inventory purchases. As of March 31, 1996, total funds committed for this letter of credit amounted to $20,000. No funds were drawn down at March 31, 1996, on this letter of credit.

5.     SUBSEQUENT EVENT:

On August 1, 1996, substantially all of the assets and liabilities of Richard's were acquired by a wholly-owned subsidiary of Atlantic Beverage Company, Inc. As a result, a new basis of accounting was established. In connection with this acquisition, the sole owner of Richard's (the Seller) has entered into a 3-year employment agreement for $50,000 per year. The Seller will be primarily responsible for sales and marketing of the operations. The accompanying statements of income do not include compensation expense of the owner.

                      PRO FORMA CONSOLIDATED FINANCIAL DATA

                  The following Pro Forma Consolidated Financial Data includes the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, the unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 1996, and the unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996. The unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995 and the quarter ended March 31, 1996 and the unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996 are adjusted to give effect to (i) the consummation of the acquisition of the net assets of Richard's Cajun Country Food Processors (Richard's), (ii) the incurrence of revolver and term debt in amounts sufficient to complete the transactions described in (i) above, as if such transaction had occurred on January 1, 1995 for the unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 1995, and for the quarter ended March 31, 1996; and as of March 31, 1996 for the unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1996.

                  The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The Pro Forma Consolidated Financial Data should be read in conjunction with the Company's Financial Statements and related notes thereto and the financial statements and related notes of Richard's Cajun Country Food Processors. The unaudited Pro Forma Consolidated Financial Data do not purport to represent what the Company's results of operations or financial position would have been had any of the above events occurred on January 1, 1995 or January 1, 1996 or to project the Company's results of operations or financial position for or at any future period or date.

                         ATLANTIC BEVERAGE COMPANY, INC.
                     CONSOLIDATING PRO FORMA BALANCE SHEETS
                              AS OF MARCH 31, 1996
                                   (UNAUDITED)


                                                     The Company      Richard's        Pro Forma              Pro Forma
                                                    (Historical)    (Historical)       Adjustments            Consolidated
                                                  ----------------  --------------  ----------------       ----------------

Cash                                                   $  415,538     $  398,711        $ (398,711)  (a)       $   415,538
Short term invesments                                   1,120,956               -         (820,000)  (b)           300,956
Accounts receivable                                     6,657,167          97,623                                6,754,790
Inventory                                               2,631,166         112,235                                2,743,401
Prepaid expenses                                          353,376          12,460                                  365,836
                                                  ----------------  --------------  ----------------       ----------------
     Total Current Assets                              11,178,203         621,029       (1,218,711)             10,580,521

Property, plant and equipment, net                      2,086,369         300,008          699,992  (c)          3,086,369
Noncompete Agreement, net                                 106,000               -                                  106,000
Deferred tax asset, net                                   365,000               -                                  365,000
Goodwill, net                                           8,838,089               -        2,390,000  (d)         11,228,089
Cash surrender value of life insurance                          -               -                                        -
Other assets, net                                       644,228               -            50,000   (e)            694,228
                                                  ----------------  --------------  ----------------       ----------------
     Total Assets                                    23,217,889         921,037         1,921,281               26,060,207
                                                  ================  ==============  ================       ================

Bank overdraft                                        2,748,117               -                                  2,748,117
Line of credit                                        2,729,992               -           530,000  (f)           3,259,992
Current portion of notes payable                        804,776                                                    804,776
Accounts payable                                      5,556,789            9,897                                 5,566,686
Accrued expenses                                        810,570           12,633                                   823,203
Net current liabilities of discontinued
operations                                              264,646               -                                    264,646
Current portion of obligations under capital
lease                                                         -               -                                          -
                                                  ----------------  --------------  ----------------       ----------------
     Total Current Liabilities                       12,914,890          22,530           530,000               13,467,420

Obligations under capital lease, net of current
portion                                                 140,818               -                                    140,818
Long-term debt, net of current portion                5,443,813               -         2,289,788  (g)           7,733,601
Deferred tax liability                                  167,000               -                                    167,000
                                                  ----------------  --------------  ----------------       ----------------
     Total liabilities                               18,666,521          22,530         2,819,788               21,508,839

Stockholders' Equity:
   Preferred stock                                            -               -                                          -
   Series A nonvoting preferred stock                         -               -                                          -
   Common stock                                          61,490               -                                     61,490
   Additional paid-in-capital                         8,772,701               -                                  8,772,701
   Owner's Capital                                            -         898,507         (898,507)  (h)                   -
   Retained earnings (Accumulated
     deficit)                                         (3,855,753)               -                               (3,855,753)
   Treasury stock                                       (427,070)               -                                 (427,070)
                                                  ----------------  --------------  ----------------       ----------------
     Total Equity                                      4,551,368         898,507         (898,507)               4,551,368
     Total Liabilities and Stockholders' Equity      $23,217,889       $ 921,037       $1,921,281             $ 26,060,207
                                                  ================  ==============  ================       ================

                 NOTES TO PRO FORMA CONSOLIDATED BALANCE SHEETS

(a)      To eliminate cash not acquired by Atlantic Beverage Company, Inc.

(b) To reflect cash to be paid to the seller of Richard's from excess cash of the Company.

(c) To reflect adjustment to record property, plant and equipment at estimated fair value.

(d) To record goodwill related to the acquisition of Richard's calculated as follows:

         Total Purchase Price                                 $ 3,389,788
         Transaction costs related to purchase                    200,000
         Net assets acquired                                   (1,199,788)
                                                              ------------
                Goodwill                                      $ 2,390,000

(e) Estimated financing costs to be deferred and amortized over the term of the debt.

(f)      To reflect line of credit utilization to fund acquisition.

(g) To record debt borrowed in connection with Richard's acquisition calculated as follows:

         New term debt                                        $1,400,000
         Note payable to seller of Richard's                     889,788
                                                              $2,289,788

(h) Elimination of seller's equity in connection with the acquisition of Richard's.

                         ATLANTIC BEVERAGE COMPANY, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED MARCH 31, 1996
                                   (UNAUDITED)




                                               The Company        Richard's          Pro Forma                Pro Forma
                                               (Historical)      (Historical)       Adjustments              Consolidated
                                            ------------------  ---------------   ----------------         ----------------
Net Sales                                     $    34,215,448     $    909,177                              $   35,124,625
Cost of goods sold                                 30,208,117          553,885                                  30,762,002
                                            ------------------  ---------------                            ----------------
     Gross Profit                                   4,007,331          355,292                                   4,362,623

Selling, general and administrative:
   Salaries and benefits                            1,791,905           40,501             14,000   (a)          1,846,406
   Other operating expense                          1,869,787           25,365                                   1,895,152
   Depreciation and amortization                      233,207            9,900             14,938   (b)            258,045
   Management and consulting fees                           -                -             12,500   (c)             12,500
                                            ------------------  ---------------   ----------------         ----------------
     Total selling, general and
administrative                                      3,894,899           75,766             41,438                4,012,103

     Income(loss) from operations                     112,432          279,526           (41,438)                  350,520

Other Income (Expenses):
   Interest expense                                  (277,464)                -           (65,945)   (d)          (343,409)
   Interest income                                          -             2,405                                      2,405
   Other                                              388,387                -                                     388,387
                                            ------------------  ---------------   ----------------         ----------------

     Income (loss) before income tax
provision                                             223,355          281,931          (107,383)                  397,903

Income tax provision
                                            ------------------  ---------------   ----------------         ----------------

     Net (loss) income from continuing
     operations                                    $  223,355      $   281,931   $    (107,383)                 $  397,903
                                            ==================  ===============   ================         ================

            NOTES TO PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) To reflect difference of pre- and post- acquisition salaries and benefits of the former owner of Richard's in accordance with an employment agreement.

(b) To reflect amortization expense on acquisition goodwill, as calculated below:

         Acquisition goodwill                                 $2,390,000
         Amortization period                                          40
                                                         ----------------
                Annual amortization                               59,750
                                                                       4
                                                         ----------------
                Quarterly amortization                            14,938

(c) To record management fees to be paid to Sterling Capital in accordance with a management agreement.

(d)      To record interest expense on acquisition financing as follows:

         Interest expense on new debt                         $253,781

         Amortization of deferred
         financing costs of $50,000, to be
         amortized over 5 years                                  10,000
                                                         ----------------
                  Annual amortization                           263,781
                                                                      4
                                                         ----------------
                  Quarterly amortization                         65,945